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                                                                      Exhibit 21


                       THE WASHINGTON WATER POWER COMPANY

                           SUBSIDIARIES OF REGISTRANT


                Subsidiary                               State of Incorporation
--------------------------------------------             ----------------------
Pentzer Corporation                                            Washington

Washington Irrigation & Development Company                    Washington

WP Finance Co.                                                 Washington

Avista Corp.                                                   Washington

Avista Advantage, Inc.                                         Washington

Avista Energy, Inc.                                            Washington

Avista Laboratories, Inc.                                      Washington

WP International, Inc.                                         Washington

WWP Fiber, Inc.                                                Washington

WWP Receivables Corp.                                          Washington

Altus Corporation                                              Nevada